EXHIBIT 1

                            JOINT FILING AGREEMENT

      The undersigned hereby agree that this Schedule 13D filed by us with respect to the Common Stock of Pan Am Corporation is filed on behalf of each of us.

Dated:  February 15, 1997                 /s/ CHARLES E. COBB, JR.
                                          -----------------------------------
                                          Charles E. Cobb, Jr.


                                          COBB PARTNERS LIMITED

Dated:  February 15, 1997                 By: /s/ CHARLES E. COBB, JR.
                                              --------------------------------
                                              Charles E. Cobb, Jr.
                                              President, Cobb Partners, Inc.,
                                              General Partner



Dated:  February 15, 1997                 COBB PARTNERS, INC.



                                          By: /s/ CHARLES E. COBB, JR.
                                              --------------------------------
                                              Charles E. Cobb, Jr.
                                              President